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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                      February 11, 1998 (February 10, 1998)




                      Laidlaw Environmental Services, Inc.
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               (Exact name of Company as specified in its charter)


Delaware                                1-8368                       51-0228924
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(State or other                       (Commission                 (IRS Employer
jurisdiction                         File Number)                Identification
of incorporation)                                                       Number)



     1301 Gervais Street, Suite 300, Columbia, South Carolina     29201
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           (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (803) 933-4200


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ITEM 5.  OTHER EVENTS

         On February 10, 1998 Laidlaw Environmental Services, Inc. ("LESI") (NYSE:LLE) announced the exchange ratio for purposes of its offer for Safety-Kleen Corp. ("SK") (NYSE:SK). Note that the announcement contains statements regarding LESI's opinion regarding the greater value of LESI's offer to purchase SK stock as compared to the Buyout proposal. The full text of the announcement is reproduced below.


FOR IMMEDIATE RELEASE

Contact: Kenneth W. Winger
         President and Chief Executive Officer

         Paul R. Humphreys
         Senior Vice President, Finance and Chief Financial Officer
         (803) 933-4210

                 LAIDLAW ENVIRONMENTAL ANNOUNCES EXCHANGE RATIO

Columbia, SC (February 10, 1998) - Laidlaw Environmental Services, Inc. (NYSE:LLE) said today that the exchange ratio for purposes of its offer for Safety-Kleen Corp. (NYSE:SK), which is currently scheduled to expire at 12:00 Midnight, New York City time, on February 13, 1998, will be 2.8 LLE common shares for each SK common share validly tendered and not withdrawn, in addition to the $18.00 per SK share SK holders will be entitled to receive in cash. Should the LLE offer be extended, the exchange ratio will be recalculated as described in the Amended Prospectus.

         Commenting on the announcement, Mr. Kenneth W. Winger, president and chief executive officer, said:

         "We are perplexed by the SK board's continuing failure to embrace our offer. There is no longer any serious debate that our offer provides greater value and certainty than the Buyout proposal. William Blair, SK's own financial advisor, has opined that "it is more likely than not that, as of the time of the anticipated closing of the [LLE Offer], the value of the consideration which would be received under [the LLE Offer] would exceed the value of the consideration which would be received in the [Buyout]." The Buyout Group has failed to confirm that its financing is available. In fact, Philip Services acknowledged in a letter to the SK Board that as of February 7th, Philip was unable to fund its equity commitment. As noted in SK's own public filings, SK is not a party to the Philip equity commitment and may not have a claim against Philip in the event it breaches its commitment and in such event SK Parent "might not have sufficient funds to consummate the [Buyout]." Under the circumstances, we cannot


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understand why the SK board desperately clings to a proposal that delivers less value to shareholders and may well not be able to close in any event."

         Mr. Winger continued, "We have been extremely pleased by the warm reception we have received from SK shareholders and look forward to their continuing support. We are gratified that Institutional Shareholder Services, the leading independent proxy advisory firm, believes that the LLE Offer is superior to the Buyout and recommends a vote against the Buyout."

         Laidlaw Environmental Services, Inc., headquartered in Columbia, South Carolina, supplies hazardous and industrial waste management services to industry and government across North America. The Company provides customers with local service from more than 100 locations in the United States and Canada.

                                      -END-


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LAIDLAW ENVIRONMENTAL SERVICES, INC.



Date: February 11, 1998                By:  /s/ Kenneth W. Winger
                                           ----------------------
                                           Kenneth W. Winger, President
                                           and Chief Executive Officer